(PAGE)                   GUARANTY


     THIS GUARANTY AGREEMENT (this "Agreement") is made as of December 30, 1997, by and between EQUUS MANAGEMENT COMPANY, a Delaware corporation ("EMC"), and INTERSTATE GENERAL COMPANY, L.P., a Delaware limited partnership (the "Guarantor" of "IGC").

     WHEREAS, EMC is the managing general partner of Equus
Gaming Company L.P. (the "Partnership") and the Guarantor is a general partner of the Partnership;

     WHEREAS, the Partnership is a publicly traded partnership which is listed on the Nasdaq Market ("Nasdaq");

     WHEREAS, Nasdaq approved the listing of the Partnership's
Class A Limited Partnership Stock Units ("Units") on Nasdaq on the condition that the Guarantor retain certain liability with respect to the debts of the Partnership;

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of December 31, 1996, (the "EMC Purchase Agreement") IGC sold all of the outstanding capital stock of EMC to Interstate
Business Corporation, a Delaware Corporation ("IBC");

     WHEREAS, pursuant to the EMC Purchase Agreement, IBC agreed to use its best efforts to permit IGC to withdraw as a general partner of the Partnership without affecting the continued listing of Units on Nasdaq;

     WHEREAS, in connection with the foregoing obligation, IBC has contributed certain assets to EMC to increase its net tangible assets and EMC has caused the Partnership to redeem IGC's general partnership interest pursuant to a Redemption Agreement between the Partnership and IGC of even date;

     WHEREAS, as partial inducement to EMC to cause the Partnership to enter into the Redemption Agreement, the Guarantor has agreed to provide the guaranty provided hereunder; and

     WHEREAS, the Guarantor has determined that the Redemption Agreement will result in direct and/or indirect financial benefits to the Guarantor and is otherwise in Guarantor's interest;
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     NOW THEREFORE, in consideration of the premises and for
other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Guaranty. The Guarantor for itself, its successors and assigns, guarantees to EMC (the "Guaranty"):
          (a)  in the case of the insolvency of the
Partnership and the insolvency of EMC, the payment of any and all liabilities of EMC which exceed the assets of EMC, arising from EMC's status as a general partner of the Partnership (the "Liabilities"), provided, however, that

               (i) the Guarantor shall pay only that portion of the Liabilities which exceed Two Hundred Thousand Dollars
(US $200,000.00);  and

               (ii) Notwithstanding any other provision of this Agreement, the Guarantor shall not be required to pay more than Twenty Million Dollars (U.S. $20,000,000.00) pursuant to this Guaranty.

     2. Nasdaq Listing. Upon the execution of this Agreement, EMC shall use its best efforts to obtain, as soon as reasonably practical, the approval of Nasdaq to continue listing the Units without relying on this Guaranty.

     3.   Termination.

          (a) Guarantor may elect to terminate the Guaranty by written notice to EMC upon the occurrence of any one of the following events:

               (i)  Nasdaq confirms the Partnership that
Nasdaq will continue the listing of the Units of this Guaranty;

               (ii) The consolidated partners' equity of the Partnership, as determined in accordance with generally accepted accounting principles falls below negative Twenty
Million Dollars (US $20,000,000.00); or

               (iii)  Ten (10) days following delivery of
written notice to EMC of non payment when due of the fee set forth in Section 4 hereof, unless such payment is made before
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the expiration of the ten (10) days.

          (b) EMC May elect to terminate the Guaranty at any time upon written notice to Guarantor.

     4.   Guaranty Fee.    If this Guaranty has not terminated
by the fourth anniversary of its inception, then beginning on the fourth anniversary of this Guaranty and on each anniversary thereafter until this Guaranty is terminated, EMC shall cause the Partnership to pay to the Guarantor, a fee equal to 2% of the amount by which the Consolidated partners' equity is less than Four Million Dollars ($4,000,000.00).

     5. Representations and Warranties. The Guarantor represents and warrants to EMC, effective as of the date of the execution by the Guarantor of this Agreement, that:

          (a) Good Standing. The Guarantor is a limited partnership duly organized, validly existing and in good standing, under the laws of the State of Delaware and has the power and authority to own its property and to carry on its business and is duly qualified or registered in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

          (b) Authority. The Guarantor has full power and authority to execute and deliver this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action of its managing general partner. No consent or approval of any public authority is required as a condition to the validity of this Agreement.

          (c) Binding Agreement. This Agreement constitutes the valid and legally binding obligation of the Guarantor in accordance with its terms.

          (d) No Conflicts. None of the execution, delivery or performance of this Agreement will violate (i) any provision of law or of the partnership agreement of the Guarantor, or any order of any court or other agency of government to which the Guarantor or any affiliate thereof is subject, or (ii) any indenture, agreement or other instrument to which the Guarantor is a party or by which any of the
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property or assets of the Guarantor is bound, or be in
conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Guarantor.

     6. Waivers. Except as expressly set forth below, the Guarantor hereby waives notice of the following acts, events and/or conditions and hereby agrees that the creation or existence of any such act, event or condition or the performance thereof by the Partnership (in any number of instances) shall in no way release or discharge the Guarantor from liability hereunder, in whole or in part:

          (a) the addition of or partial or entire release of any other guarantor, maker, surety, endorser, indemnitor or other party or parties primarily or secondarily liable for the payment of the Liabilities;
          (b) the institution of any suit or the obtaining of any judgment against any other guarantor, maker, surety, endorser, indemnitor or other party primarily or secondarily liable for the payment of the Liabilities;

          (c)  acceptance of this Guaranty;

          (d) all rights to require the marshalling of assets of the Partnership or any party or parties and all rights accorded by law to the Guarantor which might impair the right of action against the Guarantor;

          (e) the taking or retaining of the primary or secondary obligation of any party or parties, in addition to the Guarantor, with respect to the Liabilities;

          (f) the taking or retaining of a lien and security interest in any property to secure the Liabilities or any of the liabilities of the Guarantor hereunder or the impairment of any collateral therefor, including, without limitation, the substitution, exchange, surrender or release thereof,

          (g)  the failure of the Partnership at any time or
times to assert any claim or demand or to enforce any right or remedy against EMC, or any other person or entity; or
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          (h)  any lack of validity of the Redemption
Agreement.

     7. Conditional Guaranty. The Guaranty is a conditional guaranty on the terms and conditions set forth herein. It guarantees the performance of EMC as a general partner and it is conditioned upon the requirement that the Partnership first attempt to collect any of its liabilities from the assets of EMC. Payments by the Guarantor hereunder are immediately due and payable upon the insolvency of EMC. Any such payments may be required by EMC in any number of installments, and shall remain in full force and effect until satisfaction in full of the Liabilities, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Liabilities.

     8. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed by certified mail, return receipt requested, or delivered by overnight delivery, or telegraphed or deliver if to the Guarantor or to EMC, at their address at 222 Smallwood Village Center, Waldorf, Maryland 20602, or sent by telecopier (telecopier number (301) 870-8481), as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, be effective on the date received as indicated in the receipt and, when sent by overnight delivery or telecopier or telegraphed, be effective when delivered to the overnight delivery service company or when sent by telecopier or telegraph, respectively, addressed as aforesaid.

     9. Successors and Assigns. All obligations, covenants and agreements of the Guarantor shall be binding on it and its successors and assigns.

     10. No Delay or Waiver Severability. No delay on the part of EMC in the exercise of any right or remedy shall operate as a waiver thereof, and no single exercise by EMC of any right or remedy shall preclude other or further exercise thereof or the exercise of any right or remedy; no waiver by EMC of any right or remedy shall be effective unless in writing nor, in any event, operate as a waiver of any other or future right or remedy that may accrue to EMC. If any part of this Guaranty shall be adjudged invalid, then such partial
(PAGE)
invalidity shall not cause the remainder of the Guaranty to be or to become invalid, and if a provision hereof is held invalid in one or more of its applications, it is agreed that said provision shall remain in effect in valid applications that are severable from the invalid application or applications.

     11. Governing Law. This Agreement shall be construed under the laws of the Commonwealth of Virginia (excluding the conflicts of laws principles thereof).

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                    INTERSTATE GENERAL COMPANY, L.P.

                    By:  Interstate General Management
                         Corporation
                    Its: Managing General Partner

                    By:  /s/ Francisco Arrivi
                         ---------------------------------
                    Name:  Francisco Arrivi
                           -------------------------------
                    Title: Executive Vice President
                           -------------------------------



                    EQUUS GAMING COMPANY, L.P.

                    By:  Equus Management Company
                    Its: Managing General Partner

                    By:  /s/ Gretchen Gronau
                         ---------------------------------
                    Name:  Gretchen Gronau
                           -------------------------------
                    Title: Vice President
                           -------------------------------